SECURITIES AND EXCHANGE COMMISSION

                     Washington, D.C.

                        FORM 8-K

                     CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of
1934


                  December 28, 1995
                   Date of Report
           (Date of Earliest Event Reported)

           Continental Waste Industries, Inc.
   (Exact Name of Registrant as Specified in its Charter)

   Delaware               0-22602                 11-2909512
State of Incorporation  Commission File Number  (IRS Employer
                                              Identification No.)

                67 Walnut Avenue, Suite 103
                 Clark, New Jersey 07066
         (Address of Principal Executive Offices)

Registrant's Telephone Number, Including Area Code: (908) 396-0018


Item 5.     Other Events.

     Continental Waste Industries, Inc. (the "Registrant") announced that at a Special Meeting of Shareholders held on December 28, 1995, the Registrant's shareholders approved the 1995 Stock Option Plan for Outside Directors, approved an amendment to the Registrant's Articles of Incorporation to increase the number of authorized shares of the Registrant's common stock from 10,000,000 to 20,000,000 shares and further approved an amendment to the Registrant's Articles of Incorporation to increase the number of authorized shares of the Registrant's common stock from 20,000,000 to 40,000,000 shares to allow the Registrant to effectuate a split in the Registrant's shares of common stock on a five-for-three basis. The additional shares will likely be used to make acquisitions, as well as for other corporate purposes. The stock split was effectuated upon shareholder approval on December 28, 1995.



                       SIGNATURES

     Pursuant to the requirements of the Securities and Exchange
Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                         Continental Waste Industries, Inc.

                         By:  L/S  Carlos E. Aguero
                         Director, President and Chief
                         Executive Officer

Dated:  January 10, 1996